Slide 1

Meredith CORPORATION

CSFB 2005 Media Week Conference

December 7, 2005

New York, NY

Bill Kerr

Good afternoon. It is a pleasure to be here today. I thank Bill Drewry and Debra Schwartz for inviting us.

With me today are President and Chief Operating Officer Steve Lacy and Chief Financial Officer Suku Radia. I'll start with a brief overview, then Steve will present our two operating groups and Suku will provide a financial recap, including a revenue update. Then we'll address your questions.

Slide 2

Safe Harbor

This presentation and management's public commentary contain certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the Company's operations. Actual results may differ materially from those forward-looking statements.

Factors that could adversely affect future results include, but are not limited to: downturns in national and/or local economies; a softening of the domestic advertising market; world, national, or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss of one or more major clients; changes in consumer reading, purchase, order, and/or television viewing patterns; unanticipated increased in paper, postage, printing, or syndicated programming costs; changes in television network affiliation agreements; technological developments affecting the Company's industries; unexpected changes in interest rates; and any acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement.

Meredith CORPORATION

This presentation contains forward-looking statements. I won't read the text of this slide, but it is important to remind you there are a number of factors that may affect our business and results.

This presentation includes references to non-GAAP financial measures such as EBITDA. Financial statements and tables that reconcile GAAP results and non-GAAP measures are posted on our web site.

Slide 3

Meredith Overview

More
AGELESS SUMMER BEAUTY
MARIA SHRIVER
CBS 5
Better Homes and Gardens
Sunny Outlook
The Best Kitchen in America
Quick, Quicker, Quickest
Spring Gardening
46
cbs46.com
FamilyCircle
WIN a Family Vacation! OUR BIGGEST ISSUE
FREE Cookbooklet
15 Meals in 15 Minutes
Easy Tricks to Losing Weight
Supermarket Savings
Eat Well for Less
The Whole Family Guide to Getting Organized
One-Minute Lifesavers
Feeling Tired? 50 Fast Ways to Fight Fatigue
EYEWITNESS NEWS 3
WFSB-TV/DT Hartford New Haven
american baby
The No-Panic Fever Guide
WHY WORRY? 10 Newborn Concerns That Are No Big Deal
Let's Do Lunch
New Hope, New Treatments For Autism
Beauty Routines You Can Squeeze Into Five Minutes
Parents
fitness
mind, body & spirit
Lose the Flab for Good!
5 fixes that bust any weight-loss plateau
Best & Worst Restaurant Meals
mujer
KCTV 5
www.KCTV5.com
LADIES' HomeJournal
Sudden Heart Attack
Wynonna & Ashley Judd
Real Desperate Housewives
KITCHEN AND BATH IDEAS
SHARE THE JOY
Everything You Need To Know About Countertops
4 News
Coverage You Can Count On
LIMITED EDITION
Better Homes and Gardens New Cook Book
1930 75th 2005
Anniversary EDITION
CHRYSLER
Coastal Paradise
WIN
FOX 12
OREGON
bhg

For those of you who may not be familiar with Meredith, we are America's leading home and family media and marketing company. We have served the needs of American families for 103 years through service journalism. We operate two business groups--Publishing and Broadcasting. Our magazines, books, custom publications, marketing programs and web sites have a national focus while our television stations serve local markets.

Slide 4

Meredith Strengths

- Outstanding reach—75 million American women
- Industry leading 85-million name database
- Profitable, trusted circulation
- Major magazine brands
- 1 million newsstand checkout pockets
- Top Hispanic reach – 5 million Hispanic women
- Very successful diversified publishing operations
- Stations in high growth markets
- Strong, proven management team

Meredith CORPORATION

As a company, we possess some important strengths that separate us from the pack:

We are the leading magazine publisher for women, reaching more than 75 million unduplicated American women, most between the ages of 25-55.

We possess an 85-million name database that is the engine behind our profitable circulation operation and is now being utilized to benefit our marketing partners as well.

We posses some of the country's most recognized media brands such as Better Homes and Gardens, Ladies' Home Journal, More and American Baby. On July 1, we completed our most significant publishing acquisition, adding Parents, Family Circle, Fitness, Child and Ser Padres magazines.

In addition to our 25 subscription magazines, we publish approximately 200 special interest publications, which are sold primarily at our one million newsstand pockets.

We are the country's largest Hispanic publisher, serving one-third of all Hispanic households.

We operate highly successful diversified publishing businesses that generate revenue from sources other than advertising or circulation. Our interactive media, book and integrated marketing operations have grown rapidly in recent years.

In Broadcasting, we own 14 television stations throughout the U.S. Nine of our stations are in the country's top 35 markets, most in growing markets. We reach approximately 10% of U.S. households.

We have a management team that has a proven track record, is recognized as one of the tops in the industry, and stresses integrity in everything we do.

Slide 5

Outstanding EPS Growth

28% CAGR
$1.19
$1.61
$2.00
$2.50
2002
2003
2004
2005
Fiscal Year

Diluted EPS before special items and adjusted for SFAS 123(R)

Meredith CORPORATION

We have a well-established track record of creating shareholder value over time. As you can see here, we have produced outstanding earnings growth in recent years as well. We have grown earnings per share at a 28 percent compound annual growth rate over the last three years.

We are off to a strong start to fiscal 2006.

Slide 6

Strong Start to Fiscal 2006

	Q1-06	Q1-05	Change
Revenues	$390.3	$288.9	35%
Comparable Revenues*	306.9	288.9	6%
EPS	$0.52	$0.46	13%

In millions except EPS
*Comparable revenues exclude the newly acquired magazines

Meredith CORPORATION

In the first quarter, revenues grew 35 percent and earnings per share increased 13 percent.

These results include our newly acquired magazines. Even without these magazines, we delivered excellent results. Strong profit growth from our book, integrated marketing and interactive media operations more than offset the absence of political advertising at our television stations.

Our advertising performance continues to be strong in the second quarter.

Slide 7

Continued Strong Momentum

- Strong start to fiscal 2006
- Successful integration of magazine acquisition
- Continued growth in non-magazine operations
- Significant share gains in November rating book

Meredith CORPORATION

Before I turn it over to Steve, I want to emphasize that both of our business groups are performing well and continuing their strong momentum:

We successfully completed the initial integration of our new magazines and have begun to transition them to our long-term direct-to-publisher circulation model.

We continue to grow our book, integrated marketing and interactive media operations. These businesses distinguish us from other publishers and help us serve our marketing partners more effectively.

We produced strong rating and share gains in the November ratings book at our television stations.

Now, Steve will discuss our two operating groups in more detail.

Slide 8

Publishing Growth Strategies

- Grow current businesses
- Broaden magazine portfolio
- Expand brand franchises
- Create new services and revenue streams

Meredith CORPORATION

Steve Lacy

Thank you, Bill. It is a pleasure to have this opportunity to address you. We look forward to this conference every year. I'll start with Publishing.

This slide highlights Publishing's growth strategies.

Slide 9

Strong Advertising Performance

First Half Fiscal 2006 Advertising Page Growth

Better Homes and Gardens
8%
Ladies' Home Journal
11%
Family Circle
12%
Parents
7%
Total Meredith
4%
American Baby
3%
-1%
Industry

Comparable magazines   Acquired magazines 7/1/05

Source: Media Industry Newsletter—July to December 2005 issues

Meredith CORPORATION

We have produced strong advertising performance in the first half of our fiscal 2006 despite a weak magazine industry. This slide highlights the advertising page growth for our five largest magazines for the July to December 2005 issues, according to the Media Industry Newsletter.

The blue bars represent the growth from our powerhouse Better Homes and Gardens and Ladies' Home Journal magazines. The gold shows the year-over-year growth for Family Circle and Parents that were acquired on July 1st.

In total, our magazines increased advertising pages 4 percent, compared with a 1 percent decline for the industry.

Slide 10

Broaden Magazine Portfolio

Magazine Acquisition Strategy

child
Parents BABY
kids
en español
fitness
mind, body & spirit
Lose the Flab for Good!
american baby
The No-Panic Fever Guide
Let's Do Lunch
Parents
Potty Trained
mujer
Parents EXPECTING
Free Inside!
Happy Pregnancy
Padres
Hora de viajar

Better Homes and Gardens
BIG IDEAS for Small Spaces
FamilyCircle
15 Meals in 15 Minutes
Country Home
TRADITIONAL HOME
easy living
Ladies' Home Journal
Midwest Living
More
AGELESS SUMMER BEAUTY
MARIA SHRIVER

30 — 40 — 50

Median Age

Source: Mediamark Research Inc. (MRI)

Meredith CORPORATION

Broadening our magazine portfolio to reach younger women and the rapidly growing Hispanic market is one of our key growth strategies. As Bill said, we completed the acquisition of Parents, Child, Fitness, Family Circle and Ser Padres magazines on July 1, 2005.

The integration of the new magazine businesses is progressing well.

We strengthened the leadership, replacing three publishers and one editor-in-chief.

We are conducting consumer and advertising research and refreshing the content of the magazines to ensure we are meeting the readers' needs.

We reduced the rate base of Family Circle and Child to levels where we believe we can optimize circulation profit.

We are transitioning the new magazines to our direct-to-publisher circulation model.

We merged the consumer data with our database. Now, we have more than 85 million names in our database.

We are redesigning the new magazines' web sites and converting them to our technology platform. We expect to complete this step by mid December.

We consolidated vendor contracts with our existing operations.

The needed improvements lie well within our skill set. We are highly confident that we will enhance the market position of these new businesses over time.

Slide 11

Broaden Magazine Portfolio

Improving Circulation Mix

	Meredith	G+J Acquired Magazines
Direct-to-publisher	80%	35%
Agents	20%	65%
Total	100%	100%

Meredith CORPORATION

As I mentioned, we are transitioning the acquired magazines to our direct-to-publisher circulation model. We are in the early stages of improving the circulation source mix of these magazines.

Meredith has benefited from its long-term direct-to-publisher circulation model for many years. This table highlights the fact that a majority of our circulation is from direct-to-publisher sources--primarily direct mail, the Internet and insert cards. Gruner and Jahr relied heavily on agent sources, which can vary greatly in terms of the quality.

Soon, The Audit Bureau of Circulations is expected to restate its original circulation audit for Family Circle, Parents and Child for the second half of calendar 2003. This restatement will disclose shortfalls for these magazines in meeting their guaranteed rate base. We anticipate 2004 audits to be released shortly as well. While there will still be rate base shortfalls, G+J replaced many of the questionable agent sources, which resulted in substantial improvement in adherence to guaranteed rate base.

In addition to lowering the rate base of Family Circle and Child, we are migrating these magazines to more reliable agent sources and to our direct-to-publisher model. We expect to mail approximately 8 to 9 million pieces of direct mail for these acquired magazines in our fiscal 2006.

Let me stress that pursuant to the terms of our asset purchase agreement with Gruner + Jahr, any liability for advertiser rebates due to guaranteed rate base shortfalls prior to June 30, 2005 is the financial responsibility of G+J.

Slide 12

Broaden Magazine Portfolio

Acquisition—Financial Impact

Fiscal 2006

- Revenues—low $300 million range
- EBITDA—low-to-mid $30 million range
- EPS—modestly accretive

Meredith CORPORATION

Let me provide an update on the financial impact of the acquisition.

We expect the new magazines to generate revenues in the low $300 million range in fiscal 2006.

We anticipate EBITDA in the low-to-mid $30 million range and modest accretion from the new properties in fiscal 2006.

From a quarterly perspective, these titles will have quite a bit of bounce due to frequency, seasonality and circulation investment. In the first quarter, these businesses were modestly accretive. We also expect modest accretion in the second quarter.

Looking to the intermediate term, we believe that we can improve the operating profit margin of the new titles as a group significantly. Our objective would be to deliver results consistent with the rest of our magazines, excluding Better Homes and Gardens. The precise timing will be dependent on how quickly we can improve the circulation dynamics of the magazines.

Slide 13

Create New Revenues

Growing Interactive Media

- Over 30 web sites
- 100 million page views per month
- 8-10 million unique visitors per month
- Nearly 1 million magazine orders
- Strong Q1-FY 2006
  - Revenues up 40%+
  - Strong profit growth

Color
a Home
House & Home
Food & Recipes
Garden
Holidays
Health
Family & Crafts

baby.com
Let's Get Organized!

LHJ.com
Let's Get Organized!

DANSKIN
fitness
Edge

Meredith
CORPORATION

Creating new revenue streams is another critical growth strategy.

Today we operate more than 30 web sites and realize nearly 100 million page views and more than 8 million unique visitors per month across our sites. We generate nearly one million magazine subscription orders annually.

Revenues from our interactive media operations, which do not include any benefit from the subscription orders, increased more than 30 percent in fiscal 2005 and this business was profitable for the first time in its history. The business continued its strong performance in the first quarter of fiscal 2006.

Slide 14

Create New Revenues

Growing Interactive Media Revenues

42% CAGR
202
152
100
100
142
2003
2004
2005
Q1-05
Q1-06
Fiscal Year

Fiscal years indexed to fiscal 2003; first quarter indexed to Q1-FY 2005

Meredith does not breakout results for specific product groups

Interactive media results have grown rapidly in recent years. This graph highlights annual revenues indexed to fiscal 2003. As you can see, we have grown revenues in excess of 40 percent per year over this time period.

The business continued its strong performance in the first quarter of fiscal 2006--shown here in gold--growing revenues more than 40 percent.

We believe there is significant growth potential here as consumer acceptance and marketing budgets shift to interactive over time.

Slide 15

Create New Revenues

Expanding Books

Expanding Meredith-branded Content

America's #1 Cookbook
Better Homes and Gardens
New
COOK BOOK

Better Homes and Gardens
YARD & GARDEN
owners manual

Better Homes and Gardens
Garden Doctor
Advice from the Experts
1,021 Questions Answered

Better Homes and Gardens
NEW
COOK BOOK

Licensing Brands

STANLEY
COMPLETE
PATIOS
& MASONRY

Trading Spaces
BEHIND THE SCENES
Includes decorating tips and tricks
Plus: poster-size portraits!

HOME IMPROVEMENT
1-2-3

food network kitchens
cookbook

Miracle-Gro
Beautiful Perennials

AMERICAN CHOPPER

Publishing Home and Family Books

ENJOY FOODS WITH FLAVOR.
LOSE WEIGHT FOR LIFE.
THE SONOMA DIET
Trimmer waist, better health in just 10 days!
DR. CONNIE GUTTERSEN R.D., PH.D.

BABY
Pregnancy
The ultimate week-by-week pregnancy guide
Dr. Laura Riley, MD, OB-GYN

By Kathryn Sansone
Woman First
Family Always
Real-Life Wisdom from a Mother of Ten

Extending to Children's Books

SPIDER-MAN 2

Becoming Batman

Meredith
CORPORATION

Meredith Books has also grown rapidly in recent years by expanding its creation of Meredith-branded content, licensing popular brands, extending into the children's market and publishing quality home and family related books.

In addition to the expansion of the book content, we are promoting our books across our magazines to increase the sell through at retail. For example, Today's Kitchen Cookbook was featured with editorial content in the October issue of Ladies' Home Journal, two special interest publications, the November issue of Traditional Home and the December issue of Parents.

Slide 16

Create New Revenues

Growing Book Revenues

7% CAGR
100
107
114
100
128
2003
2004
2005
Q1-05
Q1-06
Fiscal Year

Fiscal years indexed to fiscal 2003; first quarter indexed to Q1- FY 2005
Meredith does not breakout results for specific product groups

Here you can see the revenue growth for Meredith Books in recent years. The group produced record operating profit in fiscal 2005 and continued its momentum in the first quarter, growing revenues more than 25 percent and delivering strong profit growth as well.

Slide 17

Create New Revenues

Growing Integrated Marketing

Marketing Program Design

Carnival The Fun Ships.
HYUNDAI Drive your way™
PORSCHE
Nestlé Good Food, Good Life
P&G

Direct Mail Campaigns

DIRECTV
HYUNDAI Drive your way™
Nestlé Good Food, Good Life
Century 21 Real Estate for Your World

Custom Publications

currents
Carnival
wild
Family Trips
CHRYSLER
TRAVEL+LEARN
TOP-DOWN TRIBUTE
TEE OFF IN THE ROCKIES
montreal
on the move

Custom Web Sites

PORSCHE
HYUNDAI Drive your way™
BioGuard. great pool care.

E-mail Campaigns

Carnival The Fun Ships.
HYUNDAI Drive your way™

Hispanic

PEPSICO
P&G

Database Marketing

HYUNDAI Drive your way™
DIRECTV
Principal Financial Group

Data Hosting

HYUNDAI Drive your way™

Meredith CORPORATION

Now, let's look at Meredith Integrated Marketing. Historically, this business primarily provided custom publishing programs designed to increase brand loyalty. These were mostly printed materials. We have expanded our service offerings to capture more corporate marketing dollars. We have become more active in the front-end design and planning of strategic customer relationship management services and marketing programs. We have also broadened our capability to deliver the programs through the Internet, direct mail and e-mail, along with loyalty magazines.

In addition, we continue to leverage our database expertise and our 85-million name database to provide data management and program evaluation services.

Our custom marketing program for Hyundai is an excellent example of our ability to provide comprehensive services. For other clients, we are providing expanded services beyond traditional loyalty publications. This slide highlights a selection of clients and certain services we are providing.

We are very focused on expanding our capabilities in these areas through the addition of top talent and strategic acquisitions.

Slide 18

Create New Revenues

Growing Integrated Marketing Revenues

46% CAGR
212
171
100
126
100
2003
2004
2005
Q1-05
Q1-06
Fiscal Year

Fiscal years indexed to fiscal 2003; first quarter indexed to Q1- FY 2005
Meredith does not breakout results for specific product groups

Meredith CORPORATION

Meredith Integrated Marketing has grown rapidly in recent years, increasing revenues in excess of 45 percent per year over the time period shown.

The business continued its strong performance in the first quarter of fiscal 2006, increasing revenue in excess of 25 percent and more than doubling profit.

In summary, our Publishing Group is in great shape and performing well. We will continue our momentum by growing our current businesses, integrating our new magazines to serve younger readers and the Hispanic market, expanding our brand franchises and growing our non-magazine businesses.

Now, let's turn to the Broadcasting business.

Slide 19

Meredith Broadcasting

Portland
Bend
Las Vegas
Phoenix
Kansas City
Flint-Saginaw
WNEM-AM
Springfield
Hartford
Chattanooga
Nashville
Atlanta
Greenville

Population CAGR 1999-2004	
Las Vegas	+4.7%
Phoenix	+3.7%
Atlanta	+3.5%
Portland	+1.8%
U.S. Average	+1.4%

Meredith CORPORATION

We have a great collection of broadcasting assets. Here is a map of the Meredith Broadcasting Group. We own

6 CBS affiliates

4 FOX

2 WB

1 NBC, and 1 UPN affiliate

As Bill said, nine of our stations are in the country's top 35 markets and Las Vegas, which is 48th in terms of population, is number 28 in terms of revenue. In total, our group reaches nearly 10 percent of all U.S. households.

The majority of our stations are in fast-growing markets. The population compound annual growth rate in four of our fastest-growing markets is shown in the lower left corner of the slide. As you can see, our largest markets are growing significantly faster than the U.S. national average.

Slide 20

Broadcasting Growth Strategies

- Improve news ratings and grow audience share
- Expand news hours
- Monetize ratings
- Take more aggressive approach to the Internet

Meredith CORPORATION

Our priorities for Broadcasting are straightforward.

We will continue to improve our news ratings and grow audience share.

We will add newscasts intelligently in certain markets and work aggressively to monetize our ratings growth.

Additionally, we will take a more aggressive approach to create new revenue streams through the Internet. It is a key component to diversifying our revenues beyond traditional advertising and to growing our Broadcasting Group.

Slide 21

Growing Audience Share

	Late News		
Market	Nov 2001	Nov 2005	Change
Atlanta-CBS	6	8	+2
Phoenix-CBS	6	12	+6
Portland-FOX	9	10	+1
Hartford-CBS	16	18	+2
Nashville-NBC	19	20	+1
Kansas City-CBS	16	20	+4

Nielsen—Households November 2005
Meredith's six largest markets

Meredith CORPORATION

Improving our newscast ratings and audience share is vital to the continued growth of our Broadcasting Group. We have produced strong gains at most of our stations. This slide highlights the audience share of our late news, comparing the November 2005 book with November 2001 in our six largest markets.

Slide 22

Expanding News

Number of News Hours per Week
150
275
310
1998
Currently
2006*

*Early calendar 2006

News contributes 35 to 40 percent of a station's revenue and is the most profitable part of the business. It also allows us to reduce our dependence on syndicated programming and to further reduce our film costs. News distinguishes broadcasters in the local market.

While some broadcasters are cutting back on their local news, we have expanded our news presence significantly. We have gone from about 150 hours per week in 1998 to approximately 275 hours currently. We expect to be at 310 hours in early 2006.

Let me share a few examples:

We added news at our CBS affiliate in Springfield in September and at our WB affiliate in Kansas City in October.

In Portland, we will begin newscasts on weekend mornings and from 9 to 10 a.m. on weekdays.

In Greenville, we will start morning news in March.

In Bend we will launch local news after the February rating period.

Slide 23

Meredith Results v. Industry

	Percent Change Q1-06	
Revenues	**Meredith**	**TVB Average**
Local		
non-political	8%	
political	-98%	
Subtotal	**5%**	**-4%**
National		
non-political	3%	
political	-99%	
Subtotal	**-14%**	**-15%**
TOTAL	**-2%**	**-9%**

Meredith CORPORATION

Improving ratings and audience share is important, but only if we monetize the ratings growth. We have done an impressive job of growing the top line, outpacing the industry average in 17 of the last 19 quarters, as reported by the Television Bureau of Advertising.

We continued this strong momentum in the first quarter. This table highlights our performance compared with the industry, as measured by TVB. Given the absence of $6.4 million in net political advertising revenue, it is not surprising that we reported a small revenue decline in the first quarter. However, our performance is among the best in the industry and well above the TVB averages.

We increased non-political advertising revenues 7 percent in the first quarter. That performance ranked among the top of our peers. We were particularly pleased with our local advertising sales efforts. Overall, local advertising revenues grew 5 percent, and 8 percent excluding political revenue.

Despite a weak national market for the industry, our national non-political revenues grew 3 percent.

Slide 24

Generating New Revenues
Cornerstone, Local and Internet Programs

Better Homes
DECORATION
inspiration

Better Homes
hearthealthy
Your friend: FIBER
4 FOODS for Better HEALTH
WOMEN & HEART DISEASE
FORGIVENESS Helps a Heavy Heart

$3
$5
$11
$22
$36
2001
2002
2003
2004
2005
Fiscal Year

In millions
Includes Cornerstone and market-specific programs and Internet sales.

Meredith CORPORATION

Meredith Broadcasting has been very successful creating new revenue streams. Our Cornerstone programs are unique and differentiate Meredith from other local television broadcasters. We leverage our publishing brands by packaging content from our magazines with print ads from local advertisers. The result is a customized mini-magazine delivered to targeted customers in our local television markets.

Revenues from the Cornerstones, additional market-specific promotions, and Internet sales increased from about $3 million in fiscal 2001 to more than $36 million in fiscal 2005.

Slide 25

Continued EBITDA Margin Momentum

23%
29%
32%
35%
2002
2003
2004
2005
Fiscal Year

To conclude the Broadcasting section, let me reiterate that we have a great collection of assets with future upside potential. We will continue to focus on improving our news products, growing our audience share and monetizing our ratings growth.

We have produced strong EBITDA growth in recent years and even in a non-political year, we plan to maintain this improvement and continue to increase EBITDA margin over time.

Now, Suku will provide a financial recap and a revenue update.

Slide 26

Dividends

11% CAGR
$0.16
$0.18
$0.20
$0.22
$0.26
$0.28
$0.30
$0.32
$0.34
$0.36
$0.38
$0.48
$0.56
1993
1995
1997
1999
2001
2003
2005*
Calendar Year

Suku Radia

Thank you, Steve. Let me take a few moments to highlight how we have returned excess cash to shareholders, starting with dividends.

We have paid a dividend for 58 consecutive years. As you can see from this graph, we have increased the dividend for 12 consecutive years, growing the dividend at an 11 percent compound annual growth rate.

In January of this year, we raised our quarterly dividend 17 percent, which was on top of a 26 percent increase in the prior year.

Traditionally, the Board has set the dividend at its January meeting. We expect to continue at a dividend payout ratio of 20 to 25 percent.

Slide 27

Share Repurchases

$54.5
$98.0
$128.2
$159.7
$197.1
$294.6
2000
2001
2002
2003
2004
2005
Fiscal Year

In millions

Meredith CORPORATION

This chart highlights the cumulative dollar amount of our shares that we have repurchased in the past six fiscal years. In fiscal 2005, we repurchased approximately 2 million of our shares, compared with about 750,000 in fiscal 2004.

At current levels we feel our stock is a good value and we have continued to repurchase our shares, buying more than 440,000 shares to date in fiscal 2006.

Slide 28

Private Placement Debt

	Maturity Date	Amount	Interest Rate
Existing	March 1, 2006	$75	6.65%
	April 1, 2007	50	6.39%
	April 1, 2008	50	6.62%
New	July 1, 2007	$50	4.42%
	July 1, 2008	75	4.50%
	July 1, 2009	100	4.57%
	July 1, 2010	75	4.70%
	Total	$475	5.30%

$ amount in millions

Meredith CORPORATION

Currently, we have approximately $600 million in total debt, which is comprised of $475 million in private placement debt and $125 million outstanding on our asset-backed commercial paper facility and our bank revolver. As you can also see, we have locked in some favorable fixed-rate financing.

We are very comfortably leveraged with a debt to EBITDA ratio of 2:1 and we will continue with our dividend and share buyback programs.

This slide provides you with our debt repayment schedule. We expect to be out of debt by July 1, 2010, but we hope several good acquisition opportunities present themselves before then.

Slide 29

Fiscal 2006 Revenue Update

Second Quarter

- Publishing strengthened slightly
- Broadcasting weakened slightly

Third Quarter

- Publishing starting slower
- Broadcasting stronger

Meredith CORPORATION

Now, let me provide you with a revenue update. Since our October 24th conference call, we have experienced a mixed revenue pattern. For the second quarter, comparable Publishing advertising revenues are expected to grow in the low-teens. This outlook is slightly better than the low double digit guidance that we provided on our October call. Total Publishing advertising revenues are expected to increase significantly primarily due to the addition of the new magazines. We anticipate the new magazines will generate revenues in the high $70 million range and be modestly accretive in the second quarter. I'll remind you that we expect some fluctuation from quarter to quarter from these businesses.

Broadcast pacings, which are a snapshot in time and change frequently, are currently down in the mid-to-high single digits. This outlook is slightly lower than the mid-single digit decline that we provided in late October. This performance reflects the absence of $12.2 million in net political advertising, which was booked in the prior-year second quarter. On a non-political basis, pacings are up in the high-single digits currently.

Looking ahead to our third fiscal quarter, although it is very early in the process, Publishing advertising revenues are slower in early calendar 2006, compared with the second half of calendar 2005. Broadcast pacings are stronger than we experienced in the second half of calendar 2005.

With that financial review, I'll turn it back to Bill for concluding remarks.

Slide 30

Points to Remember

- Advertising performance—strong start to fiscal 2006
- Magazine acquisition—integration on track
- Non-magazine businesses—outstanding track record continues
- Broadcasting Group—margin improvement momentum continues

Meredith CORPORATION

Bill Kerr

Let me highlight four key points to remember from our presentation today:

First, both of our business groups are continuing to perform well. Both Publishing and Broadcasting are outperforming their respective industries from an advertising perspective.

Second, the acquisition of Parents, Child, Fitness, Family Circle and Ser Padres is an important, strategic transaction that will help continue our strong growth and enhance shareholder value.

Third, we have a strong history of creating new products and revenue streams. Our interactive media, book and integrated marketing operations have grown rapidly in recent years.

Fourth, Meredith Broadcasting is continuing its EBITDA margin improvement momentum.